EXHIBIT 10.7
MASTER TERMS AND CONDITIONS FOR WARRANTS
ISSUED BY PHH CORPORATION
          The purpose of this Master Terms and Conditions for Warrants (this “Master Confirmation”), dated as of September 23, 2009, is to set forth certain terms and conditions for warrant transactions that PHH Corporation (“Issuer”) shall enter into with Wachovia Bank, National Association (“Dealer”), as initial purchaser, represented by Wells Fargo Securities, LLC (“Agent”) as its agent. Each such transaction (a “Transaction”) entered into between Dealer and Issuer that is to be subject to this Master Confirmation shall be evidenced by a written confirmation substantially in the form of Exhibit A hereto, with such modifications thereto as to which Issuer and Dealer mutually agree (a “Confirmation”). This Master Confirmation and each Confirmation together constitute a “Confirmation” as referred to in the Agreement specified below.
          This Master Confirmation and a Confirmation evidence a complete binding agreement between you and us as to the terms of the Transaction to which this Master Confirmation and such Confirmation relates. This Master Confirmation and each Confirmation hereunder, shall supplement, form a part of, and be subject to an agreement in the form of the 1992 ISDA Master Agreement (Multicurrency-Cross Border) as if we had executed an agreement in such form on the Trade Date of the first such Transaction (but without any Schedule except for the election of (i) the laws of the State of New York as the governing law and (ii) United States dollars as the Termination Currency) between you and us, and such agreement shall be considered the “Agreement” hereunder.
          The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the “Definitions”) as published by ISDA are incorporated into this Master Confirmation. For the purposes of the Definitions, each reference herein or in any Confirmation hereunder to a Warrant shall be deemed to be a reference to a Call Option or an Option, as context requires.
          THIS MASTER CONFIRMATION WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ALL MATTERS RELATING HERETO AND WAIVE ANY OBJECTION TO THE LAYING OF VENUE IN, AND ANY CLAIM OF INCONVENIENT FORUM WITH RESPECT TO, THESE COURTS.
          The Transactions under this Master Confirmation shall be the sole Transactions under the Agreement. If there exists any ISDA Master Agreement between Dealer and Issuer or any confirmation or other agreement between Dealer and Issuer pursuant to which an ISDA Master Agreement is deemed to exist between Dealer and Issuer, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which Dealer and Issuer are parties, the Transactions under this Master Confirmation and the Agreement shall not be considered Transactions under, or otherwise governed by, such existing or deemed ISDA Master Agreement.
          1. In the event of any inconsistency between this Master Confirmation, on the one hand, and the Definitions or the Agreement, on the other hand, this Master Confirmation will control for the purpose of the Transaction to which a Confirmation relates. In the event of any inconsistency between the Definitions, the Agreement and this Master Confirmation, on the one hand, and a Confirmation, on the other hand, the Confirmation will govern. With respect to a Transaction, capitalized terms used herein that are not otherwise defined shall have the meaning assigned to them in the Confirmation relating to such Transaction.
          2. Each party will make each payment specified in this Master Confirmation or a Confirmation as being payable by such party, not later than the due date for value on that date in the place of the account specified below or otherwise specified in writing, in freely transferable funds and in a manner customary for payments in the required currency.

          3. Confirmations and General Terms:
          This Master Confirmation and the Agreement, together with the Confirmation relating to a Transaction, shall constitute the written agreement between Issuer and Dealer with respect to such Transaction. Each Transaction to which a Confirmation relates is a Warrant Transaction, which shall be considered a Share Option Transaction for purposes of the Definitions, and shall have the following terms:

Components:	Each Transaction will be divided into individual Components, each with the terms set forth in this Confirmation, and, in particular, with the Number of Warrants and
Expiration Date set forth in the Confirmation for such Transaction. The payments and deliveries to be made upon settlement of each Transaction will be determined separately for each Component or such Transaction as if each Component were a separate Transaction under the Agreement.

Warrant Style:	European

Warrant Type:	Call

Seller:	Issuer

Buyer:	Dealer

Shares:	The common stock, USD 0.01 par value per share, of Issuer (Ticker Symbol: “PHH”).

Trade Date:	As set forth in the Confirmation for such Transaction

Effective Date:	As set forth in the Confirmation for such Transaction

Number of Warrants:	For each Component, as set forth in the Confirmation for such
Transaction.

Multiple Exercise:	Not Applicable

Warrant Entitlement:	One Share Per Warrant

Minimum Number of Warrants:	0

Maximum Number of Warrants:	For any Transaction, the Number of Warrants for such
Transaction.

Strike Price:	As set forth in the Confirmation for such Transaction

Premium:	As set forth in the Confirmation for such Transaction

Premium Payment Date:	As set forth in the Confirmation for such Transaction

Exchange:	New York Stock Exchange

Related Exchanges:	All Exchanges

Calculation Agent:	Buyer.

             4. Procedure for Exercise and Valuation:

In respect of any Component:

Expiration Time:	The Valuation Time

Expiration Dates:	As set forth in the Confirmation for such Transaction (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day that is not already an Expiration Date for another Component); provided that if that date is a Disrupted Day, the Expiration Date for such Component shall be the first succeeding Scheduled Trading Day that is not a Disrupted Day and is not or is not deemed to be an Expiration Date in respect of any other Component of a Transaction hereunder; and provided, further, that if the Expiration Date has not occurred pursuant to the preceding proviso as of the Final Disruption Date, the Final
Disruption Date shall be the Expiration Date (irrespective of whether such date is an
Expiration Date in respect of any other Component for a Transaction).
Notwithstanding the foregoing and anything to the contrary in the Definitions, if a
Market Disruption Event occurs on any Expiration Date, the Calculation Agent may determine that such Expiration Date is a Disrupted Day only in part, in which case the
Calculation Agent shall make adjustments to the number of Warrants for the relevant
Component for which such day shall be the Expiration Date and shall designate the
Scheduled Trading Day determined in the manner described in the immediately preceding sentence as the Expiration Date for the remaining Warrants for such Component. Section
6.6 of the Definitions shall not apply to any Valuation Date occurring on an Expiration
Date.

Automatic Exercise:	Applicable. The Warrants for any Component shall be deemed
automatically exercised at the Expiration Time on the Expiration Date for such
Component if at such time the Warrants are In-the-Money; provided that all references in Section 3.4(b) of the Definitions to “Physical Settlement” shall be read as references to “Net Share Settlement.” “In-the-Money” means, for any
Transaction, that the Reference Price is greater than the Strike Price for such
Transaction.

Reference Price:	For any Valuation Date, the per Share volume-weighted average price on the
Exchange as displayed under the heading “Bloomberg VWAP” on Bloomberg page PHH.N
<equity> AQR (or any successor thereto) in respect of the period from the scheduled opening time to the Scheduled Closing Time (New York City time) on such
Valuation Date (or if such volume-weighted average price is unavailable, the market value of one Share on such Valuation Date, as determined by the Calculation Agent).
Notwithstanding anything to the contrary in the Definitions, if there is a Market
Disruption

Event on any Valuation Date, then the Calculation
Agent shall determine the Reference Price for such
Valuation Date on the basis of its good faith
estimate of the market value for the relevant Shares
on such Valuation Date.

Valuation Time:	As defined in Section 6.1 of the Definitions

Valuation Date:	Each Exercise Date

Final Disruption Date:	For any Transaction, the eighth Scheduled Trading Day
immediately following the scheduled Expiration Date for the last Component of such
Transaction.

Market Disruption Event:	The third and fourth lines of Section 6.3(a) of the Definitions are hereby amended by deleting the words “during the one hour period that ends at the relevant Valuation Time” and replacing them with “at any time prior to the relevant
Valuation Time”.
            5. Settlement Terms:

In respect of any Component:

Net Share Settlement:	On each Settlement Date, Issuer shall deliver to Buyer a number of Shares equal to the Net Share Amount for such Settlement Date to the account specified by Buyer and cash in lieu of any fractional shares valued at the Reference Price for the Valuation Date corresponding to such Settlement Date. If Buyer reasonably determines that, for any reason, the Shares deliverable upon Net Share Settlement would not be immediately freely transferable by Buyer under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), then Buyer may elect to either (x) accept delivery of such Shares notwithstanding any restriction on transfer or (y) have the provisions set forth in Section 12(c) below apply.

Net Share Amount:	For any Settlement Date, a number of Shares, as calculated by the Calculation Agent, equal to the product of (i) the number of Warrants being exercised or deemed exercised on the Exercise Date corresponding to such Settlement Date, and (ii) the excess, if any, of the Reference Price for the Valuation Date corresponding to such Settlement Date over the Strike Price for the relevant Transaction (such product, the “Net Share Settlement Amount”), divided by such Reference Price.

Settlement Currency:	USD

Failure to Deliver:	Applicable

Representation and Agreement:	To the extent Seller is obligated to deliver Shares hereunder, the provisions of Sections 9.1(c), 9.8, 9.9, 9.11 and 9.12 of the Definitions will be applicable as if Physical Settlement were applicable to the Transaction; provided that the Representation and Agreement contained in Section 9.11 of the Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws arising as a result of the fact that Seller is the Issuer of the Shares.

Maximum Delivery Amount:	As set forth in the Confirmation for such Transaction

Transaction Multiplier:	As set forth in the Confirmation for such Transaction
          6. Dividends:

In respect of any Component:

Dividend Adjustments:	Issuer agrees to notify Buyer promptly of the announcement of an ex-dividend date of any cash dividend by the Issuer. If an ex-dividend date with respect to a cash dividend occurs at any time from but excluding the Trade Date for the
Transaction that includes such Component to and including the Expiration Date for such
Component, then in addition to any adjustments as provided under “Share Adjustments”
below, the Calculation Agent shall make such adjustments to the Strike Price, Number of
Warrants and/or Number of Warrants per Component for such Transaction as it deems appropriate to preserve for the parties the intended economic benefits of such
Transaction.

The Calculation Agent shall provide prompt notice of
any such adjustments, including a schedule or other
reasonably detailed explanation of the basis for and
determination of each adjustment.
          7. Share Adjustments:

Method of Adjustment:	Calculation Agent Adjustment.

New Shares:	In the definition of New Shares in Section 12.1(i) of the Definitions,
the text in clause (i) thereof shall be deleted in its entirety and replaced with
“issued by an entity or person organized under the laws of the United States, any State thereof or the District of Columbia and publicly quoted, traded or listed on any of the
New York Stock Exchange, the American Stock Exchange, The NASDAQ Global Select Market
or the NASDAQ Global Market (or their respective successors)”.
          8. Extraordinary Events:

Consequences of Merger Events:

(a) Share-for-Share:	Modified Calculation Agent Adjustment

(b) Share-for Other:	Cancellation and Payment (Calculation Agent Determination)

(c) Share-for-Combined:	Cancellation and Payment (Calculation Agent Determination); provided that Dealer may elect, in its commercially reasonable judgment, Component Adjustment (Calculation Agent Determination)

Tender Offer:	Applicable

Consequences of Tender Offers:

(a) Share-for-Share:	Modified Calculation Agent Adjustment

(b) Share-for-Other:	Modified Calculation Agent Adjustment

(c) Share-for-Combined:	Modified Calculation Agent Adjustment; provided, however, that if an event occurs that constitutes both a Tender Offer under Section 12.1(d) of the Definitions and an Additional Termination Event under Section 12(f) of this Master Confirmation, Dealer may elect, in its commercially reasonable judgment, whether the provisions of Section 12.3 of the Definitions or Section 12(f) of this Master Confirmation will apply

Composition of Combined Consideration:	Not Applicable

Nationalization, Insolvency or Delisting:	Cancellation and Payment (Calculation Agent Determination).

In addition to the provisions of Section 12.6(a)(iii) of the Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed or re-traded on any of the New York Stock Exchange, the American Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors); if the Shares are immediately re-listed or re-traded on any such exchange, such exchange shall thereafter be deemed to be the Exchange and the Calculation Agent shall make any adjustments it deems necessary to the terms of the Transaction, as if Modified Calculation Agent Adjustment were applicable to such event.

Determining Party:	Buyer
          9. Additional Disruption Events:

Change in Law:	Applicable; provided that Section 12.9(a)(ii) of the Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “or public announcement of the formal or informal interpretation” and (ii) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by the Hedging Party on the Trade Date”.

Failure to Deliver:	Applicable

Insolvency Filing:	Applicable, except if Issuer is a debtor (or similar participant) with respect to such Insolvency Filing.

Hedging Disruption:	Applicable; provided that Section 12.9(a)(v) of the Definitions is hereby modified by inserting the following two phrases at the end of such Section;

“For the avoidance of doubt, the term “equity price risk” shall be deemed to include, but shall not be limited to, stock price and volatility risk. And, for the further avoidance of doubt, any such transactions or assets referred to in phrases (A) or (B) above must be available on commercially reasonable pricing terms (considered in the aggregate across all such transactions).”

Increased Cost of Hedging:	Applicable

Loss of Stock Borrow:	Applicable

Maximum Stock Loan Rate:	2.00%

Increased Cost of Stock Borrow:	Applicable

Initial Stock Loan Rate:	0.25%

Hedging Party:	For all applicable Additional Disruption Events, Buyer

Determining Party:	For all applicable Additional Disruption Events, Buyer
          10. Acknowledgements:

Non-Reliance:	Applicable

Agreements and Acknowledgments Regarding Hedging Activities:	Applicable

Additional Acknowledgments:	Applicable
          11. Representations, Warranties and Agreements:
          (a) In connection with this Master Confirmation, each Confirmation, each Transaction to which a Confirmation relates and any other documentation relating to the Agreement, each party to this Master Confirmation represents and warrants to, and agrees with, the other party that:
          (i) it is an “accredited investor” as defined in Section 2(a)(15)(ii) of the Securities Act; and
          (ii) it is an “eligible contract participant” as defined in Section 1a(12) of the Commodity Exchange Act, as amended (the “CEA”), and this Master Confirmation and each Transaction hereunder are subject to individual negotiation by the parties and have not been executed or traded on a “trading facility” as defined in Section 1a(33) of the CEA.
          (b) Issuer hereby repeats the representations and warranties of Issuer set forth in Section 1 of the Purchase Agreement (the “Purchase Agreement”) dated as of September 23, 2009 between, among others, Issuer and J.P. Morgan Securities Inc., Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as representatives of the Initial Purchasers (as defined in the Purchase Agreement), on the Trade Date and the Effective Date for each Transaction, and, in addition, represents and warrants to, and agrees with, Buyer on the Trade Date and the Effective Date of each Transaction that:
          (i) IT UNDERSTANDS THAT SUCH TRANSACTION IS SUBJECT TO COMPLEX RISKS THAT MAY ARISE WITHOUT WARNING AND MAY AT TIMES BE VOLATILE AND THAT LOSSES MAY OCCUR QUICKLY AND IN UNANTICIPATED MAGNITUDE AND IS WILLING TO ACCEPT SUCH TERMS AND CONDITIONS AND ASSUME (FINANCIALLY AND OTHERWISE) SUCH RISKS;
          (ii) it is not on the date hereof in possession of material, non-public information with respect to Issuer or the Shares;
          (iii) it is not entering into any Transaction to create, and will not engage in any other securities or derivatives transactions to create, actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or to manipulate the price of the Shares (or any security convertible into or exchangeable for Shares);
          (iv) for any Transaction hereunder, it shall maintain a number of authorized but unissued Shares that are free from preemptive rights that at all times exceeds the sum of (x) the Maximum Delivery Amount for each Transaction, plus (y) the aggregate number of Shares expressly reserved for any other use (including, without limitation, Shares reserved for issuance upon the exercise of options or convertible debt), whether expressed as caps or as numbers of Shares reserved or otherwise;
          (v) the Shares issuable upon exercise of all Warrants (the “Warrant Shares”) have been duly authorized and, when delivered pursuant to the terms of such Transaction, shall be validly issued, fully-paid and non-assessable, and such issuance of the Warrant Shares shall not be subject to any preemptive or similar rights;
          (vi) Issuer is not, and after giving effect to the transactions contemplated hereby will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;
          (vii) without limiting the generality of Section 13.1 of the Definitions, Issuer acknowledges that Dealer is not making any representations or warranties with respect to the treatment of the Transaction under FASB Statements 128, 133, as amended, 149 or 150, EITF Issue No. 00-19, Issue No. 01-6 or Issue No. 03-6 (or any successor issue statements) or under FASB’s Liabilities & Equity Project; and
          (viii) it is not on the date hereof engaged in a distribution, as such term is used in Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of any securities of Issuer, other than a distribution meeting the requirements of the exception set forth in Rules 101(b)(10) and 102(b)(7) of Regulation M. Issuer shall not, until the sixth Scheduled Trading Day immediately following the Trade Date, engage in any such distribution.
          (c) Issuer shall deliver to Dealer an opinion of counsel, dated as of the Effective Date for each Transaction hereunder and reasonably acceptable to Dealer in form and substance, with respect to the matters set forth in Section 3(a) of the Agreement and Sections 11(b)(v) and (vi) hereof with respect to such Transaction.

          12. Miscellaneous:
          (a) Early Termination. The parties agree that Second Method and Loss will apply to each Transaction under this Master Confirmation as such terms are defined under the Agreement.
          (b) Alternative Calculations and Issuer Payment on Early Termination and on Certain Extraordinary Events. If, subject to Section 12(f) below, Issuer owes Buyer any amount in connection with a Transaction hereunder pursuant to Section 12.7 or 12.9 of the Definitions (except in the case of an Extraordinary Event in which the consideration or proceeds to be paid to holders of Shares as a result of such event consists solely of cash) or pursuant to Section 6(d)(ii) of the Agreement (except in the case of an Event of Default in which Issuer is the Defaulting Party or a Termination Event in which Issuer is the Affected Party, other than an (x) Event of Default of the type described in Section 5(a)(iii), (v), (vi) or (vii) of the Agreement or (y) a Termination Event of the type described in Section 5(b) of the Agreement that in the case of either (x) or (y) resulted from an event or events outside Issuer’s control) (an “Issuer Payment Obligation”), Issuer shall have the right, in its sole discretion, to satisfy any such Issuer Payment Obligation by delivery of Termination Delivery Units (as defined below) by giving irrevocable telephonic notice to Buyer, confirmed in writing within one Scheduled Trading Day, between the hours of 9:00 a.m. and 4:00 p.m. New York time on the Merger Date, the Announcement Date (in the case of Nationalization, Insolvency or Delisting), Early Termination Date or date of cancellation, as applicable (“Notice of Issuer Termination Delivery”); provided that (i) if Issuer does not validly elect to satisfy its Issuer Payment Obligation in Termination Delivery Units, Buyer shall have the right to require Issuer to satisfy its Issuer Payment Obligation in Termination Delivery Units, notwithstanding Issuer’s election to the contrary and (ii) Issuer shall not have the right, notwithstanding any notice to the contrary, to satisfy its Issuer Payment Obligation by Termination Delivery Units unless on the date of any such notice, Issuer represents to Buyer that, as of such date, it is not in possession of any material non-public information with respect to itself or the Shares. Within a commercially reasonable period of time following receipt of a Notice of Issuer Termination Delivery, Issuer shall deliver to Buyer a number of Termination Delivery Units having a cash value equal to the amount of such Issuer Payment Obligation (such number of Termination Delivery Units to be delivered to be determined by the Calculation Agent as the number of whole Termination Delivery Units that could be sold over a commercially reasonable period of time to generate proceeds equal to the cash equivalent of such payment obligation, and the date of such delivery, the “Termination Payment Date”). In addition, if, in the reasonable opinion of counsel to Issuer or Buyer, for any reason, the Termination Delivery Units deliverable pursuant to this paragraph (b) would not be immediately freely transferable by Buyer under Rule 144 under the Securities Act, then Buyer may elect either to (x) accept delivery of such Termination Delivery Units notwithstanding any restriction on transfer or (y) have the provisions set forth in paragraph (c) below apply. If the provisions set forth in this paragraph are applicable, the provisions of Sections 9.8, 9.9, 9.10, 9.11 (modified as described above) and 9.12 of the Definitions shall be applicable, except that all references to “Shares” shall be read as references to “Termination Delivery Units.”
“Termination Delivery Unit” means (i) in the case of a Termination Event, an Event of Default or an Extraordinary Event (other than an Insolvency, Nationalization, Merger Event or Tender Offer), one Share or (ii) in the case of an Insolvency, Nationalization, Merger Event or Tender Offer, a unit consisting of the number or amount of each type of property received by a holder of one Share (without consideration of any requirement to pay cash or other consideration in lieu of fractional amounts of any securities) in such Insolvency, Nationalization, Merger Event or Tender Offer. If a Termination Delivery Unit consists of property other than cash or New Shares and Issuer provides irrevocable written notice to the Calculation Agent on or prior to the Closing Date or the date of such Termination Event, Event of Default or an Additional Disruption Event, as the case may be, that it elects to deliver cash, New Shares or a combination thereof (in such proportion as Issuer designates) in lieu of such other property, the Calculation Agent will replace such property with cash, New Shares or a combination thereof as components of a Termination Delivery Unit in such amounts, as determined by the Calculation Agent in its discretion by commercially reasonable means, as shall have a value equal to the value of the property so replaced. If such Insolvency, Nationalization, Merger Event or Tender Offer involves a choice of consideration to be received by holders, such holder shall be deemed to have elected to receive the maximum possible amount of cash.

          (c) Registration/Private Placement Procedures. (i) With respect to each Transaction, the following provisions shall apply to the extent provided for above opposite the caption “Net Share Settlement” in Section 5, if Buyer reasonably determines that, for any reason, the Shares deliverable upon Net Share Settlement would not be immediately freely transferable by Buyer under Rule 144 under the Securities Act, or in paragraph (b) of this Section 12. If so applicable, then, at the election of Issuer by notice to Buyer within one Exchange Business Day after the relevant delivery obligation arises, but in any event at least one Exchange Business Day prior to the date on which such delivery obligation is due (if Issuer does not make an election by such date, Issuer shall be deemed to have made the election described in clause (B) below), either (A) all Shares or Termination Delivery Units, as the case may be, delivered by Issuer to Buyer shall be, at the time of such delivery, covered by an effective registration statement of Issuer for immediate resale by Buyer (such registration statement and the corresponding prospectus (the “Prospectus”) (including, without limitation, any sections describing the plan of distribution) in form and content commercially reasonably satisfactory to Buyer) or (B) Issuer shall deliver additional Shares or Termination Delivery Units, as the case may be, so that the value of such Shares or Termination Delivery Units, as determined by the Calculation Agent to reflect an appropriate liquidity discount, equals the value of the number of Shares or Termination Delivery Units that would otherwise be deliverable if such Shares or Termination Delivery Units were freely tradeable (without prospectus delivery) upon receipt by Buyer (such value, the “Freely Tradeable Value”); provided that Issuer may not make the election described in this clause (B) if, on the date of its election, it has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(2) of the Securities Act for the sale by Issuer to Buyer (or any affiliate designated by Buyer) of the Shares or the exemption pursuant to Section 4(1) or Section 4(3) of the Securities Act for resales of the Shares by Buyer (or any such affiliate of Buyer). (For the avoidance of doubt, as used in this paragraph (b) only, the term “Issuer” shall mean the issuer of the relevant securities, as the context shall require.)
     (ii) If Issuer makes the election described in clause (c)(i)(A) above:
          (A) Buyer (or an Affiliate of Buyer designated by Buyer) shall be afforded a reasonable opportunity to conduct a due diligence investigation with respect to Issuer that is customary in scope for underwritten offerings of equity securities and that yields results that are commercially reasonably satisfactory to Buyer or such Affiliate, as the case may be, in its discretion; and
          (B) Buyer (or an Affiliate of Buyer designated by Buyer) and Issuer shall enter into an agreement (a “Registration Agreement”) on commercially reasonable terms in connection with the public resale of such Shares or Termination Delivery Units, as the case may be, by Buyer or such Affiliate substantially similar to underwriting agreements customary for underwritten offerings of equity securities, in form and substance commercially reasonably satisfactory to Buyer or such Affiliate and Issuer, which Registration Agreement shall include, without limitation, provisions substantially similar to those contained in such underwriting agreements relating to the indemnification of, and contribution in connection with the liability of, Buyer and its Affiliates and Issuer, shall provide for the payment by Issuer of all expenses in connection with such resale, including all registration costs and all fees and expenses of counsel for Buyer, and shall provide for the delivery of accountants’ “comfort letters” to Buyer or such Affiliate with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus.
     (iii) If Issuer makes the election described in clause (c)(i)(B) above:
          (A) Buyer (or an Affiliate of Buyer designated by Buyer) and any potential institutional purchaser of any such Shares or Termination Delivery Units, as the case may be, from Buyer or such Affiliate identified by Buyer shall be afforded a commercially reasonable opportunity to conduct a due diligence investigation in compliance with applicable law with respect to Issuer customary in scope for private placements of equity securities (including, without limitation, the right to have made available to them for inspection all financial and other records, pertinent corporate documents and other information reasonably requested by them), subject to execution by such recipients of customary confidentiality agreements reasonably acceptable to Issuer;
          (B) Buyer (or an Affiliate of Buyer designated by Buyer) and Issuer shall enter into an agreement (a “Private Placement Agreement”) on commercially reasonable terms in connection with the private placement of such Shares or Termination Delivery Units, as the case may be, by Issuer to Buyer or such Affiliate and the private resale of such shares by Buyer or such Affiliate, substantially similar to private placement purchase agreements customary for private placements of equity securities, in form and substance commercially reasonably satisfactory to Buyer and Issuer, which Private Placement Agreement shall include, without limitation, provisions substantially similar to those contained in such private placement purchase agreements relating to the indemnification of, and contribution in connection with the liability of, Buyer and its Affiliates and Issuer, shall provide for the payment by Issuer of all expenses in connection with such resale, including all fees and expenses of counsel for Buyer, shall contain representations, warranties and agreements of Issuer reasonably necessary or advisable to establish and maintain the availability of an exemption from the registration requirements of the Securities Act for such resales, and shall use best efforts to provide for the delivery of accountants’ “comfort letters” to Buyer or such Affiliate with respect to the financial statements and certain financial information contained in or incorporated by reference into the offering memorandum prepared for the resale of such Shares; and
          (C) Issuer agrees that any Shares or Termination Delivery Units so delivered to Buyer, (i) may be transferred by and among Buyer and its affiliates, and Issuer shall effect such transfer without any further action by Buyer and (ii) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed with respect to such Shares or any securities issued by Issuer comprising such Termination Delivery Units, Issuer shall promptly remove, or cause the transfer agent for such Shares or securities to remove, any legends referring to any such restrictions or requirements from such Shares or securities upon delivery by Buyer (or such affiliate of Buyer) to Issuer or such transfer agent of seller’s and broker’s representation letters customarily delivered by Buyer in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Buyer (or such affiliate of Buyer).
              (d) Make-whole Shares. If (x) Issuer elects to deliver Termination Delivery Units pursuant to “Alternative Calculations and Issuer Payment on Early Termination and on Certain Extraordinary Events” above or (y) Issuer makes the election described in clause (i)(B) of paragraph (c) of this Section 12, then in either case Buyer or its affiliate may sell (which sale shall be made in a commercially reasonable manner) such Shares or Termination Delivery Units, as the case may be, during a period (the “Resale Period”) commencing on the Exchange Business Day following delivery of such Shares or Termination Delivery Units, as the case may be, and ending on the Exchange Business Day on which Buyer completes the sale of all such Shares or Termination Delivery Units, as the case may be, or a sufficient number of Shares or Termination Delivery Units, as the case may be, so that the realized net proceeds of such sales exceed the amount of the Issuer Payment Obligation (in the case of clause (x), or in the case that both clause (x) and clause (y) apply) or the Freely Tradeable Value (in the case that only clause (y) applies) (such amount of the Issuer Payment Obligation or Freely Tradeable Value, as the case may be, the “Required Proceeds”). If any of such delivered Shares or Termination Delivery Units remain after such realized net proceeds exceed the Required Proceeds, Buyer shall return such remaining Shares or Termination Delivery Units to Issuer. If the Required Proceeds exceed the realized net proceeds from such resale, Issuer shall transfer to Buyer by the open of the regular trading session on the Exchange on the Exchange Business Day immediately following the last day of the Resale Period the amount of such excess (the “Additional Amount”) in cash or in a number of additional Shares or Termination Delivery Units (“Make-whole Shares”) in an amount that, based on the Relevant Price on the last day of the Resale Period (as if such day was the “Valuation Date” for purposes of computing such Relevant Price), has a dollar value equal to the Additional Amount. The Resale Period shall continue to enable the sale of the Make-whole Shares in the manner contemplated by this Section 12(d). This provision shall be applied successively until the Additional Amount is equal to zero, subject to Section 12(e).
              (e) Limitations on Settlement by Issuer. (i) Notwithstanding anything herein or in the Agreement to the contrary, in no event shall Issuer be required to deliver Shares in connection with any Transaction in excess of the Maximum Delivery Amount for such Transaction. Issuer represents and warrants (which shall be deemed to be repeated on each day that the Transaction is outstanding) that the Maximum Delivery Amount for all

Transactions hereunder is equal to or less than the number of authorized but unissued Shares of the Issuer that are not reserved for future issuance in connection with transactions in the Shares (other than all Transactions hereunder).
          (ii) If at any shareholder meeting (a “Relevant Shareholder Meeting”) Issuer seeks a shareholder vote authorizing any transaction involving the issuance by it of Shares or securities convertible into or exercisable for Shares (other than pursuant to the Transactions), Issuer shall, in good faith, use its commercially reasonable best efforts to obtain at such Relevant Shareholder Meeting a shareholder vote authorizing the Transactions (including without limitation, clause (iv) below) in accordance with the rules and regulations of the New York Stock Exchange (which efforts shall include, without limitation, a recommendation by Issuer’s management to shareholders that the Transactions be authorized). If a Relevant Shareholder Meeting occurs and Issuer complies in good faith with the provisions of this clause (ii) and, notwithstanding such compliance, shareholder authorization of the Transactions is not obtained, Issuer shall have no obligation to (A) obtain shareholder authorization of the Transactions under clause (iii) below, or (B) deliver any Shares (or any cash or other property in lieu thereof) in excess of the Maximum Delivery Amount in respect of any Transaction.
          (iii) If the Reference Price for three or more Exchange Business Days (determined as if each such Exchange Business Day were a Valuation Date) in any period of five consecutive Exchange Business Days exceeds two times the Strike Price on each such Exchange Business Day (such third Exchange Business Day, the “Trigger Date”) and, as of the Trigger Date, Issuer has not obtained or attempted to obtain shareholder authorization of the Transactions pursuant to clause (ii) above or otherwise, Issuer shall, in good faith, use its commercially reasonable best efforts to obtain at the next regularly scheduled shareholder meeting a shareholder vote authorizing the Transactions (including, without limitation, clause (iv) below) in accordance with the rules and regulations of the New York Stock Exchange (which efforts shall include, without limitation, a recommendation by Issuer’s management to shareholders that the Transactions be authorized). For the avoidance of doubt, to the extent that Issuer complies in good faith with the provisions of this clause (iii) and, notwithstanding such compliance, shareholder authorization of the Transactions is not obtained, Issuer shall have no obligation to deliver any Shares (or any cash or other property in lieu thereof) in excess of the Maximum Delivery Amount in respect of any Transaction.
          (iv) Upon obtaining shareholder approval pursuant to clause (ii) or (iii) above and without any further action by either party, the Transaction Multiplier for each Transaction shall be deemed to be equal to 2.0.
          (f) Certain Corporate Transactions. Upon the consummation of any of the following events, each a “Fundamental Change”, Buyer shall have the right to designate each such event an Additional Termination Event and designate an Early Termination Date pursuant to Section 6(b) of the Agreement with respect to which the Transaction is the sole Affected Transaction and Issuer is the sole Affected Party:
          (1) any Person (as defined below) acquires beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of Issuer’s Capital Stock (as defined below) entitling the Person to exercise 50% or more of the total voting power of all shares of Issuer’s Capital Stock entitled to vote generally in elections of directors, other than an acquisition by Issuer or any of Issuer’s Subsidiaries (as defined below) provided that a Fundamental Change shall not occur as a result of this clause (1) if, in such purchase, merger, acquisition or other transaction, all or substantially all of the Common Stock (as defined below) is exchanged for or converted into cash, securities or other property, in which case clause (2) below shall apply (in addition to, if applicable, clauses (3), (4) or (5) below); or
          (2) Issuer (i) merges or consolidates with or into any other Person, another Person merges with or into Issuer, or Issuer conveys, sells, transfers or leases all or substantially all of Issuer’s assets to another Person (excluding a pledge of securities issued by any of Issuer’s Subsidiaries, but not excluding any transfer or other disposition resulting from the foreclosure or other exercise of creditors’ remedies pursuant to such pledge) or (ii) engages in any recapitalization, reclassification or other acquisition transaction or series of transactions in which all or substantially all of the Common Stock is exchanged for or converted into cash, securities or other property, in each case other than a merger or consolidation:

          (a) pursuant to which the holders of the Common Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the voting power of all shares of Capital Stock entitled to vote generally in the election of directors of either (x) the continuing or surviving corporation immediately after the transaction or (y) the corporation that directly or indirectly owns 100% of the Capital Stock of such continuing or surviving corporation; or
          (b) that does not result in a reclassification, conversion, exchange or cancellation of the outstanding shares of Common Stock; or
          (c) which is effected solely to change Issuer’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity; or
          (3) at any time Issuer’s Continuing Directors (as defined below) do not constitute a majority of the Board of Directors (as defined below) of Issuer (or, if applicable, a successor Person to Issuer); or
          (4) Issuer is liquidated or dissolved or holders of the Common Stock approve any plan or proposal for Issuer’s liquidation or dissolution; or
          (5) if shares of Common Stock, or shares of any other Capital Stock which constitute Reference Property (as defined below), are not listed for trading on any United States national securities exchange.
          “Board of Directors” means, with respect to any Person, either the board of directors of such Person or any duly authorized committee of that board.
          “Capital Stock” means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and limited liability company interests and, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.
          “Common Stock” means the Shares as they exist on the date of the Indenture (as defined below) or any other shares of Capital Stock of Issuer into which the Common Stock shall be reclassified or changed.
          “Continuing Directors” means (i) individuals who on the date of original issuance of the Notes (as defined below) were members of the Board of Directors of Issuer and (ii) any new directors whose election to the Board of Directors of Issuer or whose nomination for election by Issuer’s stockholders was approved by at least a majority of Issuer’s directors then still in office (or a duly constituted committee thereof), either who were directors on the date of original issuance of the Notes or whose election or nomination for election was previously so approved.
          “Conversion Rate” means, initially 38.7522 Shares per $1,000 principal amount of Notes, subject to adjustment as set forth in the Indenture.
          “Corporation” means a corporation, association, company, limited partnership, joint-stock company or business trust.
          “Indenture” means the Indenture to be dated September 29, 2009 between the Issuer and The Bank of New York Mellon as Trustee.
          “Merger Event” means (i) any reclassification or change of the outstanding Shares (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination), (ii) a consolidation, binding share exchange, recapitalization, reclassification, merger, combination or other similar event, or (iii) any sale or conveyance to another Person of all or substantially all of the property and assets of Issuer (excluding a pledge of securities issued by any of the Issuer’s Subsidiaries but, for the avoidance of doubt, not excluding any foreclosure thereon), in any case as a result of which holders of Shares shall be entitled to receive cash, securities or other property or assets with respect to or in exchange for such Shares.
          “Notes” means the convertible notes issued by the Issuer pursuant to the terms of the Indenture.
          “Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.
          “Reference Property” means, at the effective time of a Merger Event, pursuant to the terms of the Indenture, the kind and amount of cash, securities or other property or assets that a holder of a number of Shares equal to the Conversion Rate immediately prior to such transaction would have owned or been entitled to receive.
          “Subsidiary” means a Corporation more than 50% of the outstanding voting stock or other voting interests of which is owned, directly or indirectly, by Issuer or by one or more other Subsidiaries, or by Issuer and one or more other Subsidiaries. For the purposes of this definition, “voting stock or other voting interests” means stock or other voting interests which ordinarily have voting power for the election of directors or comparable governing body, whether at all times or only so long as no senior class of stock or other interests has such voting power by reason of any contingency.
          (g) Set-Off and Netting. Neither party shall set-off or net amounts due to either party with respect to any Transaction hereunder against amounts due to either party from the other party whether arising under the Agreement, this Master Confirmation or any other agreement between the parties hereto, by operation of law or otherwise.
          (h) Status of Claims in Bankruptcy. Buyer acknowledges and agrees that this Master Confirmation, together with any Confirmation, is not intended to convey to Buyer rights with respect to any Transaction that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Issuer; provided that nothing herein shall limit or shall be deemed to limit Buyer’s right to pursue remedies in the event of a breach by Issuer of its obligations and agreements with respect to any Transaction; and provided, further, that nothing herein shall limit or shall be deemed to limit Buyer’s rights in respect of any transactions other than the Transactions.
          (i) No Collateral. Notwithstanding any provision of this Master Confirmation, any Confirmation or the Agreement, or any other agreement between the parties, to the contrary, the obligations of Issuer under the Transactions are not secured by any collateral. Without limiting the generality of the foregoing, if this Master Confirmation, the Agreement or any other agreement between the parties includes an ISDA Credit Support Annex or other agreement pursuant to which Issuer collateralizes obligations to Buyer, then the obligations of Issuer hereunder shall not be considered to be obligations under such Credit Support Annex or other agreement pursuant to which Issuer collateralizes obligations to Buyer, and any Transactions hereunder shall be disregarded for purposes of calculating any Exposure, Market Value or similar term thereunder.
          (j) Assignment of Share Delivery to Affiliates. Notwithstanding any other provision in this Master Confirmation to the contrary requiring or allowing Buyer to purchase, sell, receive or deliver any shares or other securities to or from Issuer, Buyer may designate any of its affiliates to purchase, sell, receive or deliver such shares or other securities and otherwise to perform Buyer’s obligations in respect of this Transaction and any such designee may assume such obligations. Buyer shall be discharged of its obligations to Issuer to the extent of any such performance.
          (k) Limit on Beneficial Ownership. Notwithstanding any other provisions hereof, Buyer may not exercise any Warrant hereunder, have the “right to acquire” (within the meaning of NYSE Rule 312.04(g)) Shares upon exercise of any Warrant hereunder, Automatic Exercise shall not apply with respect thereto, and any delivery pursuant to Section 12(b) shall not be made, to the extent (but only to the extent) that the receipt of any

Shares upon such exercise or delivery would result in (i) Buyer Group directly or indirectly beneficially owning (within the meaning of Section 13 of the Exchange Act and rules promulgated thereunder) at any time in excess of the lesser of (A) 8.0 % of the outstanding Shares or (B) 2,681,358 Shares (such lesser number, the “Threshold Number of Shares”), (ii) if at any time any of Sections 3-701 to 3-709 of the Maryland Control Share Acquisition Act are, or would be, applicable to Seller in the reasonable judgment of Buyer, Buyer owning “control shares” (as such term is used in Section 3-701(d) of the Maryland Control Share Acquisition Act) in excess of 8.0% of the outstanding Shares or (iii) the Share Amount (as defined below) exceeding the Applicable Share Limit (as defined below). Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that such delivery would result in (i) Buyer Group directly or indirectly so beneficially owning in excess of the Threshold Number of Shares, (ii) if at any time any of Sections 3-701 to 3-709 of the Maryland Control Share Acquisition Act are, or would be, applicable to Seller in the reasonable judgment of Buyer, Buyer so owning “control shares” (as such term is used in Section 3-701(d) of the Maryland Control Share Acquisition Act) in excess of 8.0% of the outstanding Shares, or (iii) the Share Amount exceeding the Applicable Share Limit. If any delivery owed to Buyer hereunder is not made, in whole or in part, as a result of this provision, Issuer’s obligation to make such delivery shall not be extinguished and Issuer shall make such delivery as promptly as practicable after, but in no event later than one Business Day after, Buyer gives notice to Issuer that such delivery would not result in (i) Buyer Group directly or indirectly so beneficially owning in excess of the Threshold Number of Shares, (ii) Buyer so owning “control shares” (as such term is used in Section 3-701(d) of the Maryland Control Share Acquisition Act) in excess of 8.0% of the outstanding Shares, or (iii) the Share Amount exceeding the Applicable Share Limit.
          (l) [Reserved]
          (m) Transfer. Buyer may transfer or assign its rights and obligations hereunder and under the Agreement, in whole or in part, with the consent of Seller (which consent shall not be unreasonably withheld). If at any time at which (1) Buyer Group’s “beneficial ownership” (within the meaning of Section 13 of the Exchange Act and rules promulgated thereunder) exceeds 8.0% of Seller’s outstanding Shares, (2) the Units Equity Percentage (as defined below) is at or exceeds 14.5%, (3) if at any time any of Sections 3-701 to 3-709 of the Maryland Control Share Acquisition Act are, or would be, applicable to Issuer in the reasonable judgment of Buyer, the quotient of (x) the number of “control shares” (as such term is used in Section 3-701(d) of the Maryland Control Share Acquisition Act) owned by Buyer divided by (y) the number of Seller’s outstanding Shares (the “Control Share Percentage”) exceeds 8.0%, or (4) the Share Amount exceeds the Applicable Share Limit, Buyer, in its discretion, is unable to effect a transfer or assignment to a third party after using commercially reasonable efforts on pricing terms reasonably acceptable to Buyer and within a time period reasonably acceptable to Buyer such that (1) Buyer Group’s “beneficial ownership” (within the meaning of Section 13 of the Exchange Act and rules promulgated thereunder) is reduced to 8.0% of Seller’s outstanding Shares or less, (2) the Units Equity Percentage is reduced to 14.5% or less, (3) the Control Share Percentage is reduced to 8.0% or less, or (4) the Share Amount is reduced to the Applicable Share Limit or less, Buyer may designate any Scheduled Trading Day as an Early Termination Date with respect to a portion (the “Terminated Portion”) of the Transaction, such that (1) Buyer Group’s “beneficial ownership” following such partial termination will be equal to or less than 8.0%, (2) the Units Equity Percentage following such partial termination will be less than 14.5%, (3) the Control Share Percentage following such partial termination will be equal to or less than 8.0% or (4) the Share Amount following such partial termination will be equal to or less than the Applicable Share Limit. In the event that Buyer so designates an Early Termination Date with respect to a portion of the Transaction, a payment or delivery shall be made pursuant to Section 6 of the Agreement and Section 11(b) of this Master Confirmation as if (i) an Early Termination Date had been designated in respect of a Transaction having terms identical to the Terminated Portion of the Transaction, (ii) Seller shall be the sole Affected Party with respect to such partial termination and (iii) such portion of the Transaction shall be the only Terminated Transaction. The “Buyer Group” means Buyer and each person subject to aggregation of Shares with Buyer under Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder. The “Units Equity Percentage” as of any day is the fraction (i) the numerator of which is the aggregate Number of Shares for all Transactions hereunder plus the aggregate “Number of Shares” for all “Transactions” (as such terms are defined in the Master Terms and Conditions for Warrants dated March 27, 2008 between Issuer and Buyer) and (ii) the denominator of which is the number of Shares outstanding on such day. The “Share Amount” as of any day is the number of Shares that Buyer and any person whose ownership position would be aggregated with that of Buyer (Buyer or any such person, a “Buyer Person”) under any insurance or other law, rule, regulation or regulatory order applicable to ownership of Shares (“Applicable Laws”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership of under the Applicable Laws, as determined by Buyer in its reasonable discretion. The “Applicable Share Limit” means a number of Shares equal to (A) the minimum number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval from any person or entity) of a Buyer Person, or would result in an adverse effect on a Buyer Person, under the Applicable Laws, as determined by Buyer in its reasonable discretion, minus (B) 1% of the number of Shares outstanding.
          (n) Severability; Illegality. If compliance by either party with any provision of a Transaction would be unenforceable or illegal, (i) the parties shall negotiate in good faith to resolve such unenforceability or illegality in a manner that preserves the economic benefits of the transactions contemplated hereby and (ii) the other provisions of the Transaction shall not be invalidated, but shall remain in full force and effect.
          (o) Waiver of Trial by Jury. EACH OF ISSUER AND BUYER HEREBY IRREVOCABLY WAIVES (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY TRANSACTION HEREUNDER OR THE ACTIONS OF BUYER OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.
          (p) Confidentiality. Notwithstanding any provision in this Master Confirmation, any Confirmation or the Agreement, in connection with Section 1.6011-4 of the Treasury Regulations, the parties hereby agree that each party (and each employee, representative, or other agent of such party) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such U.S. tax treatment and U.S. tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.
          (q) Securities Contract; Swap Agreement. The parties hereto intend for: (i) each Transaction hereunder to be a “securities contract” as defined in Section 741(7) of the Bankruptcy Code (Title 11 of the United States Code, as amended) (the “Bankruptcy Code”) and a “swap agreement” as defined in Section 101(53B) of the Bankruptcy Code, and the parties hereto to be entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 362(b)(27), 362(o), 546(e), 546(g), 546(j), 548(d)(2), 555, 560 and 561 of the Bankruptcy Code; (ii) the Agreement to be a “master netting agreement” as defined in Section 101(38A) of the Bankruptcy Code; (iii) a party’s right to liquidate, terminate or accelerate any Transaction, offset, net or net out termination values, payment amounts or other transfer obligations, and to exercise any other remedies upon the occurrence of any Event of Default or Termination Event under the Agreement with respect to the other party or any Extraordinary Event that results in the termination or cancellation of any Transaction to constitute a “contractual right” within the meaning of Sections 555, 560 and 561 of the Bankruptcy Code; (iv) any cash, securities or other property provided as performance assurance, credit support or collateral with respect to each Transaction to constitute “margin payments” and “transfers” “under” or “in connection with” each Transaction and the Agreement, in each case within the meaning of the Bankruptcy Code; and (v) all payments or deliveries for, under or in connection with each Transaction, all payments for the Shares and the transfer of such Shares to constitute “settlement payments” and “transfers” “under” or “in connection with” each Transaction and the Agreement, in each case within the meaning of the Bankruptcy Code.
          (r) Additional Termination Events. (i) If at any time Buyer reasonably determines in good faith that it is advisable to terminate a portion of the Transaction so that Buyer’s related hedging activities will comply with applicable securities laws, rules, regulations, self-regulatory requirements or related policies or procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Buyer so that its hedging activities will comply with such laws, rules or regulations), an Additional

Termination Event shall occur in respect of which (1) Issuer shall be the sole Affected Party and (2) the Transaction shall be the sole Affected Transaction.
          (ii) If Issuer defaults on the Notes, and such default results in an acceleration of the Notes pursuant to the terms of the Indenture, an Additional Termination Event shall occur in respect of which (1) Issuer shall be the sole Affected Party and (2) the Transaction shall be the sole Affected Transaction.
          (s) Effectiveness. If, prior to the Effective Date for any Transaction, Buyer reasonably determines that it is advisable to cancel such Transaction because of concerns that Buyer’s related hedging activities could be viewed as not complying with applicable securities laws, rules or regulations, such Transaction shall be cancelled and shall not become effective, and neither party shall have any obligation to the other party in respect of such Transaction.
          (t) Share Deliveries. Issuer acknowledges and agrees that, to the extent the holder of this Warrant is not then an affiliate and has not been an affiliate for 90 days (it being understood that Buyer will not be considered an affiliate under this paragraph solely by reason of its receipt of Shares pursuant to this Transaction), and otherwise satisfies all holding period and other requirements of Rule 144 of the Securities Act applicable to it, any delivery of Shares or Termination Delivery Units hereunder at any time after 6 months from the Trade Date (or 1 year from the Trade Date if, at such time, informational requirements of Rule 144(c) are not satisfied with respect to the Issuer) shall be eligible for resale under Rule 144 of the Securities Act and Issuer agrees to promptly remove, or cause the transfer agent for such Shares or Termination Delivery Units, to remove, any legends referring to any restrictions on resale under the Securities Act from the Shares or Termination Delivery Units. Issuer further agrees that any delivery of Shares or Termination Delivery Units prior to the date that is 6 months from the Trade Date (or 1 year from the Trade Date if, at such time, informational requirements of Rule 144(c) are not satisfied with respect to the Issuer), may be transferred by and among Buyer and its affiliates and Issuer shall effect such transfer without any further action by Buyer. Notwithstanding anything to the contrary herein, Issuer agrees that any delivery of Shares or Termination Delivery Units shall be effected by book-entry transfer through the facilities of the Depositary Trust Corporation (“DTC”), or any successor depositary, if at the time of delivery, such class of Shares or class of Termination Delivery Units is in book-entry form at DTC or such successor depositary. Notwithstanding anything to the contrary herein, to the extent the provisions of Rule 144 of the Securities Act or any successor rule are amended, or the applicable interpretation thereof by the Securities and Exchange Commission or any court change after the Trade Date, the agreements of Issuer herein shall be deemed modified to the extent necessary, in the opinion of outside counsel of Issuer, to comply with Rule 144 of the Securities Act, as in effect at the time of delivery of the relevant Shares or Termination Delivery Units.
          (u) Right to Extend. Buyer may postpone, in whole or in part, any Expiration Date or any other date of valuation or delivery with respect to some or all of the relevant Warrants (in which event the Calculation Agent shall make appropriate adjustments to the number of Warrants per Component with respect to one or more Expiration Dates) if Buyer determines, in its commercially reasonable judgment, that such extension is reasonably necessary or appropriate to preserve Buyer’s hedging or hedge unwind activity hereunder in light of existing liquidity conditions or to enable Buyer to effect purchases of Shares in connection with its hedging, hedge unwind or settlement activity hereunder in a manner that would, if Buyer were Issuer or an affiliated purchaser of Issuer, be in compliance with applicable legal, regulatory or self-regulatory requirements, or with related policies and procedures applicable to Buyer.
          (v) Amendments to the Definitions:
          (A) Section 11.2(a) of the Definitions is hereby amended by deleting the words “a diluting or concentrative” and replacing them with the words “a material”; and adding the phrase “or Warrants” at the end of the sentence.
          (B) Section 11.2(c) of the Definitions is hereby amended by (x) replacing the words “a diluting or concentrative” with “an”, (y) adding the phrase “or Warrants” after the words “the relevant Shares” in the same sentence and (z) deleting the phrase “(provided that no adjustments will be made to account solely for changes in volatility, expected dividends, stock loan rate or liquidity relative to the relevant Shares)” and replacing it with the phrase “(and, for the avoidance of doubt, adjustments may be made to account solely for changes in volatility, expected dividends, stock loan rate or liquidity relative to the relevant Shares).”
          (C) Section 11.2(e)(vii) of the Definitions is hereby amended by deleting the words “a diluting or concentrative” and replacing them with the word “a material”; and adding the phrase “or Warrants” at the end of the sentence.
          (D) Section 12.6(a)(ii) of the Definitions is hereby amended by (1) deleting from the fourth line thereof the word “or” after the word “official” and inserting a comma therefor, and (2) deleting the semi-colon at the end of subsection (B) thereof and inserting the following words therefor “or (C) at Buyer’s option, the occurrence of any of the events specified in Section 5(a)(vii) (1) through (9) of the ISDA Master Agreement with respect to that Issuer.”
      (E) Section 12.9(b)(iv) of the Definitions is hereby amended by:
            (x) deleting (1) subsection (A) in its entirety, (2) the phrase “or (B)” following subsection (A) and (3) the phrase “in each case” in subsection (B); and
            (y) deleting the phrase “neither the Non-Hedging Party nor the Lending Party lends Shares in the amount of the Hedging Shares or” in the penultimate sentence.
      (F) Section 12.9(b)(v) of the Definitions is hereby amended by:
            (x) adding the word “or” immediately before subsection “(B)” and deleting the comma at the end of subsection (A); and
            (y) (1) deleting subsection (C) in its entirety, (2) deleting the word “or” immediately preceding subsection (C) and (3) deleting the penultimate sentence in its entirety and replacing it with the sentence “The Hedging Party will determine the Cancellation Amount payable by one party to the other.”
          (w) Role of Agent. (i) The Agent is registered as a broker-dealer with the U.S. Securities and Exchange Commission and the Financial Industry Regulatory Authority, is acting hereunder for and on behalf of Dealer solely in its capacity as agent for Dealer pursuant to instructions from Dealer, and is not and will not be acting as Issuer’s agent, broker, advisor or fiduciary in any respect under or in connection with any Transaction.
          (ii) In addition to acting as Dealer’s agent in executing the Transactions, the Agent is authorized from time to time to give written payment and/or delivery instructions to Issuer directing it to make its payments and/or deliveries under any Transaction to an account of the Agent for remittance to Dealer (or its designee), and for that purpose any such payment or delivery by Issuer to the Agent shall be treated as a payment or delivery to Dealer.
          (iii) Except as otherwise provided herein, any and all notices, demands, or communications of any kind transmitted in writing by either Dealer or Issuer under or in connection with any Transaction will be transmitted exclusively by such party to the other party through the Agent at the following address:
Wells Fargo Securities, LLC
201 South College Street, 6th Floor
Charlotte, NC 28288-0601
Facsimile No.: (704) 383-8425
Telephone No.: (704) 715-8086
Attention: Equity Derivatives

          (iv) The Agent shall have no responsibility or liability to Dealer or Issuer for or arising from (A) any failure by either Dealer or Issuer to perform any of their respective obligations under or in connection with any Transaction, (B) the collection or enforcement of any such obligations, or (C) the exercise of any of the rights and remedies of either Dealer or Issuer under or in connection with any Transaction. Each of Dealer and Issuer agrees to proceed solely against the other to collect or enforce any such obligations, and the Agent shall have no liability in respect of any Transaction except for its gross negligence or willful misconduct in performing its duties as the agent of Dealer.
          (v) Upon written request, the Agent will furnish to Dealer and Issuer the date and time of the execution of the Transactions and a statement as to the source and amount of any remuneration received or to be received by the Agent in connection with the Transactions.
          13. Addresses for Notice:

If to Dealer:	Wachovia Bank, National Association
c/o Mark Kohn or Head Trader
375 Park Avenue, NY4073
New York, NY 10152
Telephone No.: (212) 214-6089
Facsimile No.: (212) 214-8917

If to Issuer:	PHH Corporation
3000 Leadenhall Road,
Mt. Laurel New Jersey 08054
Fax: (856) 917-4278
Attention: Treasurer
          14. Accounts for Payment:

To Dealer:	Wachovia Bank, National Association
Charlotte, NC
ABA: 053-000-219
Account No.: 04659360009768
Attn: Equity Derivatives

To Issuer:	JP Morgan Chase
ABA 021 000 021
PHH Corporation
Account number 323018688
          15. Delivery Instructions:
          Unless otherwise directed in writing, any Share to be delivered hereunder shall be delivered as follows:

To Dealer:	To be provided by Dealer.

Yours sincerely, WELLS FARGO SECURITIES, LLC, acting solely in its capacity as Agent of Wachovia Bank, National Association
By:	/s/ Mary Louise Guttmann
Authorized Signatory
Name: Mary Louise Guttmann Senior Vice President Assistant General Counsel

WACHOVIA BANK NATIONAL ASSOCIATION, by Wells Fargo Securities, LLC, acting solely in its capacity as Agent
By:	/s/ Mary Louise Guttmann
Authorized Signatory
Name: Mary Louise Guttmann Senior Vice President Assistant General Counsel

Confirmed as of the
date first above written:

PHH CORPORATION

By:	/s/ Sandra E. Bell
Name: Sandra E. Bell
Title: EVP & CFO

EXHIBIT A
CONFIRMATION

Date:	[____________], 20[____]

To:	PHH Corporation (“Issuer”)

Facsimile:	(856) 917-4278

Attention:	Treasurer

From:	Wachovia Bank, National Association (“Dealer”)

Facsimile:	(212) 622-8534
Transaction Reference Number:
          The purpose of this communication (this “Confirmation”) is to set forth the terms and conditions of the above-referenced Transaction entered into on the Trade Date specified below between you and us. This Confirmation supplements, forms a part of, and is subject to the Master Terms and Conditions for Warrants Issued by PHH Corporation, between Wachovia Bank, National Association, represented by Wells Fargo Securities, LLC as its agent,and PHH Corporation, dated as of September 23, 2009 (as amended from time to time, the “Master Confirmation”).
          1. The definitions and provisions contained in the Definitions (as such term is defined in the Master Confirmation) and in the Master Confirmation are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.
          2. The particular Transaction to which this Confirmation relates shall have the following terms:

Trade Date:	[____________], 20[____]

Effective Date:	[____________], 20[____]

Strike Price:	USD [______]

Premium:	USD [______]

Premium Payment Date:	The Effective Date.

Maximum Delivery Amount:	At any time, a number of Shares equal to the product of the Transaction Multiplier and the Number of Shares at such time.

Transaction Multiplier:	[_____]

For each Component of the Transaction, the Number of Warrants and Expiration Date are as set forth below.

Component Number	Number of Warrants	Expiration Date
1.	[______]	[____________]
2.	[______]	[____________]
3.	[______]	[____________]
4.	[______]	[____________]
5.	[______]	[____________]
6.	[______]	[____________]
7.	[______]	[____________]
8.	[______]	[____________]
9.	[______]	[____________]
10.	[______]	[____________]
11.	[______]	[____________]
12.	[______]	[____________]
13.	[______]	[____________]
14.	[______]	[____________]
15.	[______]	[____________]
16.	[______]	[____________]
17.	[______]	[____________]
18.	[______]	[____________]
19.	[______]	[____________]
20.	[______]	[____________]
21.	[______]	[____________]
22.	[______]	[____________]
23.	[______]	[____________]
24.	[______]	[____________]
25.	[______]	[____________]
26.	[______]	[____________]
27.	[______]	[____________]
28.	[______]	[____________]
29.	[______]	[____________]
30.	[______]	[____________]
31.	[______]	[____________]
32.	[______]	[____________]
33.	[______]	[____________]
34.	[______]	[____________]
35.	[______]	[____________]
36.	[______]	[____________]
37.	[______]	[____________]
38.	[______]	[____________]
39.	[______]	[____________]
40.	[______]	[____________]
41.	[______]	[____________]
42.	[______]	[____________]

Component Number	Number of Warrants	Expiration Date
43.	[______]	[____________]
44.	[______]	[____________]
45.	[______]	[____________]
46.	[______]	[____________]
47.	[______]	[____________]
48.	[______]	[____________]
49.	[______]	[____________]
50.	[______]	[____________]
51.	[______]	[____________]
52.	[______]	[____________]
53.	[______]	[____________]
54.	[______]	[____________]
55.	[______]	[____________]
56.	[______]	[____________]
57.	[______]	[____________]
58.	[______]	[____________]
59.	[______]	[____________]
60.	[______]	[____________]
61.	[______]	[____________]
62.	[______]	[____________]
63.	[______]	[____________]
64.	[______]	[____________]
65.	[______]	[____________]
66.	[______]	[____________]
67.	[______]	[____________]
68.	[______]	[____________]
69.	[______]	[____________]
70.	[______]	[____________]
71.	[______]	[____________]
72.	[______]	[____________]
73.	[______]	[____________]
74.	[______]	[____________]
75.	[______]	[____________]
76.	[______]	[____________]
77.	[______]	[____________]
78.	[______]	[____________]
79.	[______]	[____________]
80.	[______]	[____________]
81.	[______]	[____________]
82.	[______]	[____________]
83.	[______]	[____________]
84.	[______]	[____________]
85.	[______]	[____________]
86.	[______]	[____________]

Component Number	Number of Warrants	Expiration Date
87.	[______]	[____________]
88.	[______]	[____________]
89.	[______]	[____________]
90.	[______]	[____________]
91.	[______]	[____________]
92.	[______]	[____________]
93.	[______]	[____________]
94.	[______]	[____________]
95.	[______]	[____________]
96.	[______]	[____________]
97.	[______]	[____________]
98.	[______]	[____________]
99.	[______]	[____________]
100.	[______]	[____________]
101.	[______]	[____________]
102.	[______]	[____________]
103.	[______]	[____________]
104.	[______]	[____________]
105.	[______]	[____________]
106.	[______]	[____________]
107.	[______]	[____________]
108.	[______]	[____________]
109.	[______]	[____________]
110.	[______]	[____________]
111.	[______]	[____________]
112.	[______]	[____________]
113.	[______]	[____________]
114.	[______]	[____________]
115.	[______]	[____________]
116.	[______]	[____________]
117.	[______]	[____________]
118.	[______]	[____________]
119.	[______]	[____________]
120.	[______]	[____________]

          3. Issuer hereby agrees (a) to check this Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Dealer) correctly sets forth the terms of the agreement between Dealer and Issuer with respect to the Transaction, by manually signing this Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy by facsimile to 212-214-5913 (Attention: Equity Division Documentation Unit, by telephone contact 212-214-6100).

Yours sincerely, WELLS FARGO SECURITIES, LLC, acting solely in its capacity as Agent of Wachovia Bank, National Association
By:
Authorized Signatory
Name:

WACHOVIA BANK NATIONAL ASSOCIATION, by Wells Fargo Securities, LLC, acting solely in its capacity as Agent
By:
Authorized Signatory
Name:

Confirmed as of the
date first above written:
PHH CORPORATION

By:

Name:
Title: